NINTH AMENDMENT TO
SECOND AMENDED RESTATED LOAN AND SECURITY AGREEMENT
This Ninth Amendment to Second Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into this 22 day of March, 2017 (the “Ninth Amendment Effective Date”), by and between (i) SILICON VALLEY BANK a California corporation (“Bank”), and (ii) SONIC FOUNDRY, INC., a Maryland corporation (“Sonic Foundry”), and SONIC FOUNDRY MEDIA SYSTEMS, INC., a Maryland corporation (“Sonic Systems” and together with Sonic Foundry, jointly and severally, individually and collectively, the “Borrower”).

RECITALS

A. Bank and Borrower have entered into that certain Second Amended and Restated Loan and Security Agreement, dated as of June 27, 2011, as amended by that certain First Amendment, dated as of May 31, 2013, as further amended by that certain Second Amendment, dated as of January 10, 2014, as further amended by that certain Third Amendment, dated as of March 24, 2014, as further amended by that certain Fourth Amendment, dated as of January 27, 2015, as further amended by that certain Fifth Amendment, dated as of May 13, 2015, as further amended by that certain Sixth Amendment, dated as of October 5, 2015, as further amended by that certain Seventh Amendment, dated as of February 8, 2016 and as further amended by that certain Eighth Amendment, dated as of December 9, 2016 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B. Bank has extended credit to Borrower for the purposes permitted in the Loan
Agreement.

C. Borrower has requested that Bank amend the Loan Agreement to (i) modify the minimum Liquidity financial covenant contained in Section 6.9(a) thereof, and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein.

D. Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Section 2.2 (Revolving Advances). Subsection (a) of Section 2.2 is deleted in its entirety and replaced with the following:

“ (a) Availability. Subject to the terms and conditions of this Agreement and to deduction of Reserves, Bank may, in its good faith business discretion, make Advances not exceeding the Availability Amount. Amounts borrowed under the Revolving Line may be repaid and, prior to the Revolving Line Maturity Date, reborrowed, subject to the applicable terms and conditions precedent herein.”

2.2 Section 2.2 (Overadvances). Section 2.2 is amended by deleting the reference to “the Default Rate” therein and inserting in lieu thereof “a per annum rate equal to the rate that is otherwise applicable to Advances plus five percent (5.0%)”.

2.3 Section 3.2 (Conditions Precedent to all Credit Extensions). Subsections (a) and (b) of Section 3.2 are deleted in their entirety and replaced with the following:

“ (a) timely receipt of the Credit Extension request and any materials and documents required by Section 3.4;

(b) the representations and warranties in this Agreement shall be true, accurate, and complete in all material respects on the date of the proposed Credit Extension and on the Funding Date of each Credit Extension; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, and no Event of Default shall have occurred and be continuing or result from the Credit Extension. Each Credit Extension is Borrower’s representation and warranty on that date that the representations and warranties in this Agreement remain true, accurate, and complete in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; and”

2.4 Section 3.4 (Procedures for Borrowing). Section 3.4(a) is deleted in its entirety and replaced with the following:

“ (a) Subject to the prior satisfaction of all other applicable conditions to the making of an Advance set forth in this Agreement, to obtain an Advance, Borrower shall notify Bank (which notice shall be irrevocable) by electronic mail by 12:00 noon Pacific time on the Funding Date of the Advance. Such notice shall be made by Borrower through Bank’s online banking program; provided, however, if Borrower is not utilizing Bank’s online banking program, then such notice shall be in a written format acceptable to Bank that is executed by an Authorized Signer. Bank shall have received satisfactory evidence that the Board has approved that such Authorized Signer may provide such notices and request Advances. In connection with any such notification, Borrower must promptly deliver to Bank by electronic mail or through Bank’s online banking program such reports and information, including without limitation, sales journals, cash receipts journals, accounts receivable aging reports, as Bank may request in its sole discretion. Bank shall credit proceeds of an Advance to the Designated Deposit Account. Bank may make Advances under this Agreement based on instructions from an Authorized Signer or without instructions if the Advances are necessary to meet Obligations which have become due.”

2.5 Section 6.2 (Financial Statements, Reports, Certificates). Subsection
(a) of Section 6.2 is deleted in its entirety and replaced with the following:

“ (a) a Borrowing Base Report (and any schedules related thereto and including detailed electronic accounts receivable ledger reports and any other information requested by Bank with respect to Borrower’s Accounts) (i) no later than Friday of each week when a Streamline Period is not in effect and (ii) within fifteen (15) days after the end of each month when a Streamline Period is in effect;”

2.6 Section 6.3 (Accounts Receivable). Subsection (c) of Section 6.3 is deleted in its entirety and replaced with the following:

“ (c) Collection of Accounts. Borrower shall direct Account Debtors to deliver or transmit all proceeds of Accounts into a lockbox account, or such other “blocked account” as specified by Bank (either such account, the “Cash Collateral Account”). Whether or not an Event of Default has occurred and is continuing, Borrower shall immediately deliver all payments on and proceeds of Accounts to the Cash Collateral Account. Subject to Bank’s right to maintain a reserve pursuant to Section 6.3(g), all amounts received in the Cash Collateral Account shall be (i) applied to immediately reduce the Obligations when a Streamline Period is not in effect (unless Bank, in its sole discretion, at times when an Event of Default exists, elects not to so apply such amounts), or (ii) transferred on a daily basis to Borrower’s operating account with Bank when a Streamline Period is in effect. Borrower hereby authorizes Bank to transfer to the Cash Collateral Account any amounts that Bank reasonably determines are proceeds of the Accounts (provided that Bank is under no obligation to do so and this allowance shall in no event relieve Borrower of its obligations hereunder).”

2.7 Section 6.3 (Accounts Receivable). Subsection (e) of Section 6.3 is deleted in its entirety and replaced with the following:

“ (e) Verifications; Confirmations; Credit Quality; Notifications. Bank may, from time to time, (i) verify and confirm directly with the respective Account Debtors the validity, amount and other matters relating to the Accounts, either in the name of Borrower or Bank or such other name as Bank may choose, and notify any Account Debtor of Bank’s security interest in such Account and/or (ii) conduct a credit check of any Account Debtor to approve any such Account Debtor’s credit. In addition, Bank may notify Account Debtors to make payments in respect of Accounts directly to Bank. Bank shall endeavor to notify Borrower prior to contacting any Account Debtor and/or requesting any such credit check, but failure of Bank to notify Borrower shall not be a breach of this Agreement.”

2.8 Section 6.3 (Accounts Receivable). Section 6.3 is hereby amended by inserting the following appearing as subsection (g) thereto:

“ (g) Reserves. Notwithstanding any terms in this Agreement to the contrary, at times when an Event of Default exists, Bank may hold any proceeds of the Accounts and any amounts in the Cash Collateral Account that are not applied to the Obligations pursuant to Section 6.3(c) above (including amounts otherwise required to be transferred to Borrower’s operating account with Bank when a Streamline Period is in effect) as a reserve to be applied to any Obligations regardless of whether such Obligations are then due and payable.”

2.9 Section 6.9 (Financial Covenants). Section 6.9(a) is deleted in its entirety and replaced with the following:

“ (a) Liquidity. Liquidity, at all times, tested with respect to Borrower only on a monthly basis, of at least (i) 1.60:1.00 for the first and second month of each quarterly fiscal period; and (ii) 1.75:1.00 for the third month of each quarterly fiscal period.”

2.10 Section 6.15 (Online Banking). Section 6.15 is hereby inserted immediately following Section 6.14:

“ 6.15 Online Banking. Utilize Bank’s online banking platform for all matters requested by Bank which shall include, without limitation (and without request by Bank for the following matters), uploading information pertaining to Accounts and Account Debtors, requesting approval for exceptions, requesting Credit Extensions, and uploading financial statements and other reports required to be delivered by this Agreement (including, without limitation, those described in Section 6.2 of this Agreement).”

2.11 Section 8.2(Covenant Default). Section 8.2 is deleted in its entirety and replaced with the following:

“ 8.2 Covenant Default. Borrower (a) fails or neglects to perform any obligation in Section 6 of this Agreement or violates any covenant in Section 7 of this Agreement or (b) fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any Loan Documents and as to any default (other than those specified in clause (a)) under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within ten (10) days after the occurrence thereof; provided, however, grace and cure periods provided under this Section
8.2 shall not apply, among other things, to financial covenants or any other covenants that are required to be satisfied, completed or tested by a date certain or any covenants set forth in clause (a);”

2.12 Section 9.2 (Power of Attorney). Section 9.2 is deleted in its entirety and replaced with the following:

“ 9.2 Power of Attorney. Borrower hereby irrevocably appoints Bank as its lawful attorney-in-fact to: (a) exercisable following the occurrence of an Event of Default, (i) sign Borrower’s name on any invoice or bill of lading for any Account or drafts against Account Debtors; (ii) demand, collect, sue, and give releases to any Account Debtor for monies due, settle and adjust disputes and claims about the Accounts directly with Account Debtors, and compromise, prosecute, or defend any action, claim, case, or proceeding about any Collateral (including filing a claim or voting a claim in any bankruptcy case in Bank’s or Borrower’s name, as Bank chooses); (iii) make, settle, and adjust all claims under Borrower’s insurance policies; (iv) pay, contest or settle any Lien, charge, encumbrance, security interest, or other claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; (v) transfer the Collateral into the name of Bank or a third party as the Code permits; and (vi) receive, open and dispose of mail addressed to Borrower; and (b) regardless of whether an Event of Default has occurred, (i) endorse Borrower’s name on any checks, payment instruments, or other forms of payment or security; and (ii) notify all Account Debtors to pay Bank directly. Borrower hereby appoints Bank as its lawful attorney-in-fact to sign Borrower’s name on any documents necessary to perfect or continue the perfection of Bank’s security interest in the Collateral regardless of whether an Event of Default has occurred until all Obligations have been satisfied in full and the Loan Documents have been terminated. Bank’s foregoing appointment as Borrower’s attorney in fact, and all of Bank’s rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and the Loan Documents have been terminated.”

2.13 Section 13 (Definitions). The following terms and their respective definitions set forth in Section 13.1 are deleted in their entirety and replaced with the following:

“ “Borrowing Base” is (a) eighty percent (80%) of Eligible Accounts plus (b) the lesser of (i) seventy-five percent (75%) of Eligible Foreign Accounts or (ii) One Million Dollars ($1,000,000), as determined by Bank from Borrower’s most recent Borrowing Base Report (and as may subsequently be updated by Bank in Bank’s sole discretion based upon information received by Bank including, without limitation, Accounts that are paid and/or billed following the date of the Borrowing Base Report); provided, however, that Bank has the right to decrease the foregoing amount and/or percentages in its good faith business judgment to mitigate the impact of events, conditions, contingencies, or risks which may adversely affect the Collateral or its value.

“Streamline Period” is, on and after the Ninth Amendment Effective Date, provided no Event of Default has occurred and is continuing, the period (a) commencing on the first day of the month following the day that Borrower provides to Bank a written report that Borrower has, for each consecutive day in the immediately preceding fiscal quarter (in each case as determined by Bank in its reasonable discretion), maintained (i) the sum of (a) Borrower’s unrestricted cash at Bank plus (b) the unused Availability Amount divided by (b) the outstanding principal balance of the Term Loan 2015, in an amount at all times greater than 1.75:1.00 (the “Streamline Threshold”); and (b) terminating on the earlier to occur of (i) the occurrence of an Event of Default, and (ii) the first day thereafter in which Borrower fails to maintain the Streamline Threshold, as determined by Bank in its discretion. Upon the termination of a Streamline Period, Borrower must maintain the Streamline Threshold each consecutive day for one (1) fiscal quarter as determined by Bank in its discretion, prior to entering into a subsequent Streamline Period. Borrower shall give Bank prior written notice of Borrower’s election to enter into any such Streamline Period, and each such Streamline Period shall commence on the first day of the monthly period following the date Bank determines, in its reasonable discretion, that the Streamline Threshold has been achieved.”

2.14 Section 13 (Definitions). The preamble in the definition of Eligible
Accounts set forth in Section 13.1 is deleted in its entirety and replaced with the following:

“ “Eligible Accounts” means Accounts which arise in the ordinary course of Borrower’s business that meet all Borrower’s representations and warranties in Section 5.3, that have been, at the option of Bank, confirmed in accordance with Section 6.3(e) of this Agreement, and are due and owing from Account Debtors deemed creditworthy by Bank in its sole discretion. Bank reserves the right, at any time after the Ninth Amendment Effective Date, in its sole discretion in each instance, on prior written notice to Borrower to either (i) adjust any of the criteria set forth below and to establish new criteria or (ii) deem any Accounts owing from a particular Account Debtor or Account Debtors to not meet the criteria to be Eligible Accounts. Unless Bank otherwise agrees in writing, Eligible Accounts shall not include:”

2.15 Section 13 (Definitions). The following new defined terms are hereby inserted alphabetically in Section 13.1:

“ “Authorized Signer” is any individual listed in Borrower’s Borrowing Resolution who is authorized to execute the Loan Documents, including making (and executing if applicable) any Credit Extension request, on behalf of Borrower.

“Borrowing Base Report” is that certain report of the value of certain
Collateral in the form attached hereto as Exhibit D.

“Ninth Amendment Effective Date” is March , 2017.”

2.16 Section 13 (Definitions). The following defined term set forth in
Section 13.1 is deleted in its entirety:

“ “Transaction Report” is the Bank’s standard reporting package provided by Bank to Borrower.”

2.17 Exhibit C (Compliance Certificate). The Compliance Certificate appearing as Exhibit C to the Loan Agreement is deleted in its entirety and replaced with the Compliance Certificate attached as Schedule 1 attached hereto.

2.18 Exhibit D (Borrowing Base Report). The Loan Agreement is amended by inserting the Borrowing Base Report attached as Schedule 2 hereto as Exhibit D thereto.

3. Limitation of Amendments.

3.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties. To induce Bank to enter into this
Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3 The organizational documents of Borrower previously delivered to Bank remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect, or updated copies have otherwise been delivered to Bank in connection with the execution of this Amendment;

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this
Amendment, have been duly authorized;

4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Ratification of Intellectual Property Security Agreement. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Amended and Restated Intellectual Property Security Agreement dated as of May 13,
2015 between Borrower and Bank, and acknowledges, confirms and agrees that said Intellectual Property Security Agreement (a) contains an accurate and complete listing of all Intellectual Property Collateral, as defined in said Intellectual Property Security Agreement, and (b) shall remain in full force and effect.

6. Ratification of Perfection Certificate. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated on or about the Eighth Amendment Effective Date, and acknowledges, confirms and agrees the disclosures and information Borrower provided to Bank in said Perfection Certificate have not changed, as of the date hereof.

7. No Defenses of Borrower. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

8. Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

9. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

10. Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, (b) updated Secretary’s Corporate Borrowing Certificates for each Borrower (if necessary, and with updated attachments, as necessary), (c) certificates of good standing/foreign qualifications, as required by Bank, from the applicable jurisdictions; (d) an acknowledgment and reaffirmation of the existing Subordination Agreement from Partners for Growth II, L.P., (e) an executed copy of the Waiver Agreement, by and between Bank and Borrower, dated on or about the date hereof; (f) payment by Borrower of a non-refundable amendment fee equal to Five Thousand Dollars ($5,000), which amendment fee shall be fully-earned as of the date hereof, and (g) payment of Bank’s legal fees and expenses incurred in connection with the existing Loan Documents and this Amendment.

11. Post-Closing Matters. On or before December 9, 2017, Borrower shall pay to Bank an additional fully earned, non-refundable Revolving Line anniversary fee in an amount equal to Twenty Thousand Dollars ($20,000).

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK
Silicon Valley Bank

By: /s/ Brian Powers
Name: Brian Powers
Title: Vice President

BORROWER
Sonic Foundry, Inc.

By: /s/ Ken Minor
Name: Ken Minor
Title: CFO

Sonic Foundry Media Systems, Inc.

By: /s/ Ken Minor
Name: Ken Minor
Title: CFO

EXHIBIT C

Schedule 1 to Ninth Amendment

COMPLIANCE CERTIFICATE

TO: SILICON VALLEY BANK Date: FROM: SONIC FOUNDRY, INC.
SONIC FOUNDRY MEDIA SYSTEMS, INC.

The undersigned authorized officer of SONIC FOUNDRY, INC. and SONIC FOUNDRY MEDIA SYSTEMS, INC. (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (as amended, the “Agreement”), (1) Borrower is in complete compliance for the period ending with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries, if any, relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No
Annual financial statement (CPA Audited) + CC	FYE within 120 days	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
A/R & A/P Agings	Monthly within 15 days	Yes No
Borrowing Base Reports	(i) no later than Friday of each week when a Streamline Period is not in effect and (ii) within fifteen (15) days after the end of each month when a Streamline Period is in effect	Yes No
Projections	Within fifteen (15) following	Yes No

approval by the Borrower’s board of directors, and in any event within fifteen (15) days after the end of each fiscal year of Borrower, and as amended and/or updated

The following Intellectual Property was registered after the Effective Date (if no registrations, state “None”)

Financial Covenant	Required	Actual	Complies

Maintain as indicated:
Minimum Liquidity (monthly)	[1.60] [1.75]:1.00	:1.00	Yes No
Minimum EBITDA (quarterly)	<$1.00	$	Yes No
Maximum Subsidiary Indebtedness (at all times)	<$1,000,000	$	Yes No

Streamline Threshold	Required	Actual	Streamline
Period
(at all times)			In Effect?
(a) Borrower’s unrestricted cash at Bank plus (b) the unused Availability Amount divided by (b) the outstanding principal balance of the Term Loan 2015	1.75:1.00	:1.00	Yes No

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

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SONIC FOUNDRY, INC. BANK USE ONLY
SONIC FOUNDRY MEDIA SYSTEMS, INC.
Received by:
AUTHORIZED SIGNER
Date:
By:
Name:             Verified:
Title:                                AUTHORIZED SIGNER
Date:

Compliance Status: Yes No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan
Agreement shall govern.

Dated:
I. Liquidity (Section 6.9(a))

Required: Liquidity, at all times, tested with respect to Borrower only on a monthly basis, of at least (i) 1.60:1.00 for the first and second month of each quarterly fiscal period; and (ii)
1.75:1.00 for the third month of each quarterly fiscal period. Actual:

A. Aggregate value of Borrower’s unrestricted cash at Bank $
B. Aggregate value of the net billed accounts receivable of Borrower $
C. Quick Assets (the sum of lines A plus B) $
D. Aggregate value of Obligations to Bank $
J. LIQUIDITY (line C divided by line D), expressed as a ratio :1.00

Is line J equal to or greater than [1.60] [1.75] :1.00?

No, not in compliance Yes, in compliance

II. Minimum EBITDA (Section 6.9(b))

Required: Commencing with the period ending September 30, 2015, measured as of the last day of each fiscal quarter, on a trailing six (6) month basis ending as of the date of measurement, (i) EBITDA plus (ii) the net change in Deferred Revenue during such measurement period, of at least $1.00.
Actual: All amounts measured on a trailing six (6) month basis

A. EBITDA $

B. The net change in Deferred Revenue $

Is line A plus line B equal to or greater than $1.00?
No, not in compliance. Yes, in compliance.

Schedule 1 to Ninth Amendment
EXHIBIT D

Borrowing Base Report

[To be provided by Bank]

2096179.2